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                                                                    EXHIBIT 10.3


                    JOURNAL REGISTER COMPANY MANAGEMENT BONUS PLAN



    The purpose of the Plan is to recognize the prior services of certain management employees (collectively, the "Employees") of Journal Register Company (the "Company") and such employees' contributions to the Company's financial performance and growth.

    The Employees whose names and addresses are set forth on Schedule A hereto shall be awarded, subject to the pricing of the Company's currently contemplated initial public offering, the number of shares of common stock, par value $.01 per share of the Company (the "Common Stock"), and the amount of cash, subject to applicable withholdings, in each case set forth opposite his or her name. The Board of Directors of the Company may, in its sole discretion and subject to the pricing of the Company's currently contemplated initial public offering, grant to Employees whose names are not set forth on Schedule A hereto such number of shares of Common Stock and such amount of cash, subject to applicable withholdings, as the Board in each case determines appropriate. Notwithstanding the foregoing, in no event shall (i) the number of shares of Common Stock awarded pursuant to this Plan exceed 1,100,000 in the aggregate and (ii) the amount of cash awarded pursuant to this Plan exceed an amount equal, in the aggregate, to 82% of the total value, as of the date of award, of the number of shares of Common Stock awarded hereinunder.

The Company has covenanted to file with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares of Common Stock. No shares of Common Stock awarded under this Plan shall be issued to the recipients thereof until such Registration Statement has become effective.


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Name and Address                            Common Stock        Cash
----------------                            ------------        ----

Robert M. Jelenic                              406,102            *
16 Sleepy Hollow Lane
Princeton Junction,
   NJ  08550

Jean B. Clifton                                203,051            *
6 Weatherfield Drive
Newtown, PA  18940

Allen J. Mailman                                46,148            *
65 West Long Drive
Lawrenceville, NJ  08648

Trish K. Dresser                                46,148            *
13232 Taylor Court
Lawrenceville, NJ  08648

William J. Rush                                 46,148            *
13 Linden Shores
Branford, CT  06405




----------------------------
* The amount of cash is equal to forty-five fifty-fifths (45/55ths) of the total value, as of the date of award, of the number of shares of Common Stock awarded to such person.